EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below.  The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071.

Name of Designated Filer: Oaktree Capital Group Holdings GP, LLC

Date of Event Requiring Statement:  December 16, 2011

Issuer Name and Ticker or Trading Symbol:  First BanCorp [FBP]

OAKTREE FUND GP, LLC

By:	Oaktree Fund GP I, L.P., its managing member

By:	/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Authorized Signatory

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Authorized Signatory

OAKTREE FUND GP I, L.P.

By:	/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Authorized Signatory

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	OCM Holdings I, LLC,
its General Partner

By:	/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Managing Director

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Senior Vice President

OCM HOLDINGS I, LLC

By:	/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Managing Director

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Senior Vice President

OAKTREE HOLDINGS, LLC

By:	Oaktree Capital Group, LLC,
its Managing Member

By:	/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Managing Director and Assistant Secretary

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Senior Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Managing Director and Assistant Secretary

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Senior Vice President

OAKTREE CAPITAL GROUP HOLDINGS, L.P.

By:	Oaktree Capital Group Holdings GP, LLC,
its general partner

By:	/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Managing Director

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Senior Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Managing Director

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Senior Vice President